Exhibit 8.1

MTR Corporation Limited

List of Subsidiaries

Name of Subsidiaries	Jurisdiction of Incorporation	Other Names under which such Subsidiary does business	Ownership Interest
Fasttrack Insurance Ltd.	Bermuda	None	100%
MTR Corporation (C.I.) Limited	Cayman Islands	None	100%
MTR Finance Lease (001) Limited	Cayman Islands	None	100%
MTR Engineering Services Limited	Hong Kong	None	100%
MTR Property Agency Co. Limited	Hong Kong	None	100%
MTR Travel Limited	Hong Kong	None	100%
Octopus Cards Limited	Hong Kong	None	57.4%
MTR China Consultancy Company Limited	Hong Kong	None	100%
MTR Consulting (Shenzhen) Co. Ltd. (Incorporated)	The People’s Republic of China	None	100%
MTR Consultancy (Beijing) Co. Ltd. (Incorporated)	The People’s Republic of China	None	100%
MTR Corporation (Singapore) Pte. Ltd.(1)	Singapore	None	100%
MTR (Shanghai Project Management) Limited	Hong Kong	None	100%
Shanghai Hong Kong Metro Construction Management Co. Ltd. (Incorporated)	The People’s Republic of China	None	60%	(2)
Candiman Limited	British Virgin Islands	None	100%
MTR Corporation (Shenzhen) Limited (Incorporated)	The People’s Republic of China	None	100%	(2)
MTR China Property Limited	Hong Kong	None	100%
Beijing Premier Property Management Co. Ltd. (Incorporated)	The People’s Republic of China	None	60%	(2)
Chongqing Premier Property Management Co. Ltd. (Incorporated)	The People’s Republic of China	None	70%	(2)
Shenzhen Donghai Anbo Property Management Co. Ltd. (Incorporated)	The People’s Republic of China	None	51%	(2)
MTR (Beijing) Property Services Co. Limited (Incorporated)	The People’s Republic of China	None	100%
MTR Telecommunication Company Limited	Hong Kong	None	100%
TraxComm Limited	Hong Kong	None	100%
Rail Sourcing Solutions (International) Limited	Hong Kong	None	100%
MTR Corporation (UK) Limited	United Kingdom	None	100%
MTR Corporation (IKF) Limited	United Kingdom	None	100%	(2)
MTR Corporation (No. 2) Limited	United Kingdom	None	100%	(2)
Hong Kong Cable Car Limited	Hong Kong	None	100%
Lantau Cable Car Limited	Hong Kong	None	100%
MTR (Estates Management) Limited	Hong Kong	None	100%
MTR (Shanghai Metro Management) Limited	Hong Kong	None	100%
MTR Beijing Line 4 Investment Company Limited	Hong Kong	None	100%

(1)	MTR Corporation (Singapore) Pte. Ltd. has been dormant since January 2005 and is currently in the process of dissolution.
(2)	Ownership interest held by subsidiaries.